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                                                                    EXHIBIT 10.4

               CONTINGENT RECOURSE NON-NEGOTIABLE PROMISSORY NOTE

                              San Jose, California

$700,000                                                    July 20, 2000

         FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker"), subject to the conditions below, promises to pay to the order of GIGAPIXEL CORPORATION, a Delaware corporation (the "Company"), the principal sum of Seven Hundred Thousand and No/100 Dollars ($700,000) with no interest. All amounts are payable at 4435 Fortran Drive, San Jose, California 95134 or such other place as the holder hereof may designate in writing. This Note is executed pursuant to the Consulting Agreement (the "Consulting Agreement") dated of even date herewith between the Company and Maker, is subject to the provisions set forth therein, and is being executed solely to evidence the contingent repayment obligation of Maker described in Section 4 of the Consulting Agreement.

         This Note shall be due and payable in a single installment of the full principal amount hereof IF AND ONLY IF Maker shall fail to remain employed by the Company for two (2) years under Maker's Consulting Agreement with the Company of even date herewith for reasons other than (i) Maker's death or permanent disability (as described in the Consulting Agreement), (ii) leave authorized by the Company not involving termination of the consulting relationship between the Company and Maker, or (iii) transfer of Maker by the Company to a subsidiary, parent, successor or affiliate of the Company to which the Consulting Agreement is assigned by the Company. If this Note shall become due and payable, such single installment shall be paid one (1) business day following the termination of Maker's employment with the Company.

         Maker waives all demands for payment, presentations for payment, notice of intention to accelerate maturity, notices of acceleration of maturity, diligence in collecting, grace, notice, protest and notices of protest.

         If this Note becomes due and payable and is not paid at maturity and is placed in the hands of an attorney for collection or if it is collected through bankruptcy or any other judicial proceedings, then (i) Maker agrees and promises to pay to the holder hereof all costs of collection and enforcement including, but not limited to, reasonable attorneys' fees, not to exceed ten percent (10%) of the principal on this Note not paid at maturity, and (ii) interest at the rate of ten percent (10%) per annum shall begin to accrue thereafter.

         This Note is governed by, and shall be construed under, the laws of the State of California.

                                        By:   /s/ George T. Haber
                                           ------------------------------------
                                        Name: George T. Haber